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                                                                      EXHIBIT 99

     MILLENNIUM PREDICTIVE MEDICINE AND BECTON DICKINSON ESTABLISH RESEARCH
                        ALLIANCE IN DIAGNOSTICS INDUSTRY

            - $70 MILLION ALLIANCE WITH GOAL OF DEVELOPING DIAGNOMIC(TM)
                         AND PHARMACOGENOMIC PRODUCTS -

     CAMBRIDGE, Mass., February 22, 1999 -- Millennium Predictive Medicine, Inc.
(MPMx), a wholly-owned subsidiary of Millennium Pharmaceuticals, Inc. (Nasdaq:
MLNM), today announced that it has entered into a strategic alliance in the diagnostics field with Becton Dickinson and Company (NYSE: BDX). This is MPMx's first commercial alliance. The five-year, genomics-based research collaboration will focus on several areas of oncology.

     The goal of the alliance is to develop Diagnomic(TM) and pharmacogenomic tests for cancer patients. Diagnomics(TM) are molecular diagnostics that can describe a patient's current medical condition and provide prognostic and therapeutic information. Pharmacogenomics is the study of how a patient's genes determine his or her response to a specific therapeutic. Overall, the alliance will aim to develop tests designed to provide individualized diagnostic and prognostic information, assist in treatment selection for patients with cancer, and improve the prediction of patient healthcare outcomes. MPMx will supply markers which are clinically validated to Becton Dickinson for the following cancers: melanoma, cervical, breast, ovarian, uterine, prostate, and colon. MPMx and Becton Dickinson will jointly determine which tests, from among staging, screening and pharmacogenomics, will be developed for each type of cancer included in the alliance.

     The terms of this five-year alliance include Becton Dickinson providing an $18 million upfront equity investment and licensing fee to MPMx, with $15 million in the form of an equity investment for approximately an 11 percent voting interest in MPMx, and a $3 million licensing fee. Becton Dickinson will also pay MPMx up to $51.5 million in research funding and additional annual license fees, over the five-year term. Becton Dickinson will pay milestones and royalties to MPMx in connection with the commercialization and sale of any products developed through the alliance.

     "Becton Dickinson, a leader in the diagnostics industry, is an ideal partner for MPMx and our efforts in the area of Diagnomics(TM). Their experience and resources, combined with our unique expertise and access to Millennium's integrated platform and existing knowledge, represent tremendous potential for the creation of important products for oncology," said Kenneth Conway, president of MPMx. "This alliance is a first major step in the implementation of our strategy to form synergistic alliances with both diagnostic and pharmaceutical companies for the development of patient management, pharmacogenomic and Diagnomic(TM) products in oncology and many other fields," Mr. Conway added.


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     The first clinical marker MPMx will deliver to Becton Dickinson, melastatin, is in advanced clinical studies in melanoma. MPMx and Becton Dickinson intend to develop this patented marker into the first home-brew product of the alliance. A home-brew product is a non-FDA approved in vitro test available to physicians through a Good Manufacturing Practices (GMP)-approved clinical laboratory.

     Becton Dickinson will receive exclusive rights to all Diagnomic(TM) products (with the exception of colon cancer Diagnomic(TM) products for which it will have co-exclusive rights), and co-exclusive rights to all pharmacogenomic products, developed in the collaboration. The rights to all therapeutic discoveries and to all products outside of the specific cancers included in the alliance will be retained by MPMx.

     The MPMx-Becton Dickinson collaboration is subject to Hart-Scott-Rodino Antitrust Improvements Act clearance. Additional financial terms were not disclosed.

     "Our alliance with MPMx will provide us with access to key diagnostics and pharmacogenomics expertise to enhance the content of our diagnostic platform. We believe that this will enable us to move into a new, high value market and takes us closer to key clinical decision points and patient management," said Caroline Popper, M.D., M.P.H., General Manager, Becton Dickinson. "We believe this is a critical step which could allow us to develop a leadership position in the oncology market and contribute to enhanced patient care," Dr. Popper added.

     "The Becton Dickson-MPMx alliance demonstrates, once again, the value and the breadth of Millennium's integrated science and technology platform and the value we have created in our subsidiaries. The same platform we are using to discover and develop small molecule and biotherapeutic drug candidates is being effectively applied to the discovery and development of important pharmacogenomic and Diagnomic(TM) products," said Mark Levin, chief executive officer of Millennium Pharmaceuticals, Inc. "In addition to providing Millennium with potential near-term products, the results of this alliance should bring us closer to our goal of delivering personalized medicine to patients through a combination of breakthrough therapeutic and diagnostic tools," Mr. Levin added.

     Melastatin is a protein encoded by a novel human gene identified by Millennium in 1994. Millennium was issued two patents covering the mouse and human genes encoding melastatin in 1997. Melastatin may function as a metastasis suppressor in malignant melanoma, a serious form of skin cancer; it also appears to be a clinical marker for non-metastatic melanoma. The expression of melastatin correlates inversely with melanoma tumor thickness, the current predictor of patient outcome. The loss of melastatin expression is correlated with progression to metastasis in melanoma.(1)



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     Becton Dickinson, a global medical technology company, headquartered in
Franklin Lakes, New Jersey, manufactures and sells a broad range of medical supplies and devices and diagnostics systems for use by healthcare professionals, medical research institutions, industry and the general public. Revenues for the company exceeded $3.1 billion last fiscal year.

     Millennium Predictive Medicine, Inc., a wholly-owned subsidiary of Millennium Pharmaceuticals, Inc. is developing genomic- and proteomic-derived products and services to accelerate and improve the diagnosis, treatment and prediction of disease.

     Millennium, a leading drug discovery and development company, employs large-scale genetics, genomics, high throughput screening and informatics in an integrated science and technology platform. This innovative drug discovery platform is applied across the entire healthcare sector, from gene identification through patient management, to accelerate and transform the discovery and development of proprietary therapeutic and diagnostic products and services. Headquartered in Cambridge, Massachusetts, Millennium and its affiliates currently employ more than 700 people.

     (1) Reference: Duncan L, Deeds J, Hunter J, et al. Down-regulation of the novel gene melastatin correlates with potential for melanoma metastasis. Cancer Res. 1998;58:1515-1520.

     This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward looking statements include uncertainties relating to gene identification, drug discovery and clinical development processes; the successful development and commercialization of pharmacogenomic and Diagnomic(TM) products, changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection and regulatory approval; and uncertainties relating to the ability of Millennium and its affiliates to obtain the substantial additional funds required for its progress. The factors that could affect the performance of Millennium are more fully described in filings by Millennium with the Securities and Exchange Commission including but not limited to the factors set forth under the heading "Business - Factors That May Affect Results" in the Annual Report on Form 10-K of Millennium for the year ended December 31, 1997 as filed on March 31, 1998.

This release is available on Millennium's home page at http://www.mlnm.com.